Exhibit 10.6.4

AMENDMENT NO. 3

This Amendment No. 3 (this “Amendment”) is executed as of January 21, 2013, between NOP 301 CONGRESS LP, a Texas limited partnership (“Landlord”), and WHALESHARK MEDIA, INC., a Delaware corporation (“Tenant”), for the purpose of amending the Lease Agreement between Landlord and Tenant dated May 24, 2011 (the “Original Lease”). The Original Lease, as amended by the Confirmation of Commencement Date dated September 21, 2011, Amendment No. 1 dated November 14, 2011 (“Amendment No. 1”), Confirmation of Effective Date dated September 13, 2012, and Amendment No. 2 dated November 9, 2012 (“Amendment No. 2”), is referred to herein as the “Lease”. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Original Lease.

RECITALS:

Pursuant to the terms of the Lease, Tenant is currently leasing Suites 700, 825 and 850, consisting of 35,504 rentable square feet of space in the aggregate (the “Existing Premises”), in the Building located at 301 Congress Avenue, Austin, TX 78701, and commonly known as 301 Congress. Pursuant to Amendment No. 2, Tenant has also agreed to lease Suites 400, 500 and 600 (collectively, the “Second Expansion Premises”) in the Building, pursuant to the terms and conditions of Amendment No. 2. Prior to taking possession of the Second Expansion Premises, Tenant desires to lease, on a temporary basis, Suite 210 in the Building containing approximately 2,658 rentable square feet (the “Suite 210 Premises”), Suite 520 in the Building, containing approximately 1,255 rentable square feet (the “Suite 520 Premises”), Suite 555 in the Building, containing approximately 1,432 rentable square feet (the “Suite 555 Premises”), and Suite 560 in the Building, containing approximately 1,822 rentable square feet (the “Suite 560 Premises”) (each as depicted on Exhibit A hereto), and Landlord has agreed to lease such space to Tenant on the terms and conditions contained herein. As used herein, the Suite 210 Premises, the Suite 520 Premises, the Suite 555 Premises and the Suite 560 Premises shall be collectively referred to herein as the “Temporary Premises”).

AGREEMENTS:

For valuable consideration, whose receipt and sufficiency are acknowledged, Landlord and Tenant agree as follows:

1. Temporary Premises; Tenant’s Proportionate Share; Acceptance. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Temporary Premises on the terms and conditions of the Lease, as modified hereby; accordingly, (a) from and after the Suite 210 Effective Date (defined below), the term “Premises” shall refer collectively to the Existing Premises and the Suite 210 Premises, and, except as otherwise provided herein, Tenant’s Proportionate Share shall be increased to 9.12%, which is the percentage obtained by dividing the number of rentable square feet in the Premises (38,162) by the number of rentable square feet in the Building (418,338); (b) from and after the Suite 520 Effective Date (defined below), the term “Premises” shall refer collectively to the Existing Premises, the Suite 210 Premises, and the Suite 520 Premises, and, except as otherwise provided herein, Tenant’s Proportionate Share shall be increased to 9.42%, which is the percentage obtained by dividing the number of rentable square feet in the Premises (39,417) by the number of rentable square feet in the Building (418,338); (c) from and after the Suite 560 Effective Date (defined below), the term “Premises” shall refer collectively to the Existing Premises, the Suite 210 Premises, the Suite 520 Premises, and the Suite 560 Premises, and, except as otherwise provided herein, Tenant’s Proportionate Share shall be increased to 9.86%, which is the percentage obtained by dividing the number of rentable square feet in the Premises (41,239) by the number of rentable square feet in the Building (418,338); and (d) from and after the Suite 555 Effective Date (defined below), the term “Premises” shall refer collectively to the Existing Premises and the entire Temporary Premises, and, except as otherwise provided herein, Tenant’s Proportionate Share shall be increased to 10.20%, which is the percentage obtained by dividing the number of rentable square feet in the Premises (42,671) by the number of rentable square feet in the Building (418,338). Tenant accepts the Temporary Premises in their “AS-IS” condition and Landlord shall not be required to perform any demolition work or tenant finish-work therein or to provide any allowances therefor. Landlord and Tenant stipulate that the number of rentable square feet in the Existing Premises, the Temporary Premises and the Building are correct. For the avoidance of doubt, should any portions of the Temporary Premises become part of the Premises in a different order than contemplated above (i.e., Suite 210 Premises, then Suite 520 Premises, then Suite 560 Premises, then Suite 555 Premises), the calculations of the Premises and Tenant’s Proportionate Share shall be appropriately adjusted.

2. Term.

2.1 Term for Suite 210 Premises. The Term for the Suite 210 Premises shall begin on the Suite 210 Effective Date and shall expire on the Temporary Premises Expiration Date, unless sooner terminated as provided in the Lease. As used herein, the “Suite 210 Effective Date” means the earlier of (a) the date on which Tenant occupies any portion of the Suite 210 Premises and begins conducting business therein, or (b) March 1, 2013. As used herein, the “Temporary Premises Expiration Date” means the earliest of (1) the Suite 600 Effective Date (as defined in Amendment No. 2), (2) the Suite 400 Effective Date (as defined in Amendment No. 2), (3) the date upon which Tenant exercises its termination right with respect to the Second Expansion Premises pursuant to Section 7 of Amendment No. 2, or (4) June 30, 2014; provided, that if the Term for the Temporary Premises extends beyond December 31, 2013, Landlord shall not be deemed to have failed to tender the Suite 500 Premises (as defined in Amendment No. 2) in its “AS-IS” condition by the Estimated Suite 500 Delivery Date (as defined in Amendment No. 2) solely by virtue of Tenant’s continued occupancy of the Temporary Premises (i.e., if Landlord is able to tender possession of the balance of the Suite 500 Premises not included in the Temporary Premises in the condition required by Amendment No. 2 on or prior to the Estimated Suite 500 Delivery Date, then Landlord shall be deemed to have timely tendered the entirety of the Suite 500 Premises).

2.2 Term for Suite 520 Premises. The Term for the Suite 520 Premises shall begin on the Suite 520 Effective Date and shall expire on the Temporary Premises Expiration Date, unless sooner terminated as provided in the Lease. As used herein, the “Suite 520 Effective Date” means the earlier of (a) the date on which Tenant occupies any portion of the Suite 520 Premises and begins conducting business therein, or (b) February 1, 2013.

2.3 Term for Suite 560 Premises. The Term for the Suite 560 Premises shall begin on the Suite 560 Effective Date and shall expire on the Temporary Premises Expiration Date, unless sooner terminated as provided in the Lease. As used herein, the “Suite 560 Effective Date” means the earlier of (a) the date on which Tenant occupies any portion of the Suite 560 Premises and begins conducting business therein, or (b) February 1, 2013.

2.4 Term for Suite 555 Premises. The Term for the Suite 555 Premises shall begin on the Suite 555 Effective Date and shall expire on the Temporary Premises Expiration Date, unless sooner terminated as provided in the Lease. As used herein, the “Suite 555 Effective Date” means the earlier of (a) the date on which Tenant occupies any portion of the Suite 555 Premises and begins conducting business therein, or (b) March 1, 2013.

2.5 Confirmation of Effective Dates. Promptly following each of the Suite 210 Effective Date, the Suite 520 Effective Date, the Suite 560 Effective Date and the Suite 555 Effective Date, Tenant shall execute and deliver to Landlord a letter substantially in the form of Exhibit B hereto confirming (a) the Suite 210 Effective Date, the Suite 520 Effective Date, the Suite 560 Effective Date or the Suite 555 Effective Date, as applicable, (b) that Tenant has accepted the applicable portion of the Temporary Premises, and (c) that Landlord has performed all of its obligations with respect to the applicable portion of the Temporary Premises; however, the failure of the parties to execute such letter shall not defer the Suite 210 Effective Date, the Suite 520 Effective Date, the Suite 560 Effective Date or the Suite 555 Effective Date or otherwise invalidate the Lease or this Amendment.

3. Early Entry by Tenant. The parties anticipate that each portion of the Temporary Premises shall be tendered to Tenant in their respective “AS-IS” condition on the following dates: (a) Suite 210 Premises: February 4, 2013; (b) Suite 520 Premises: January 21, 2013; (c) Suite 560 Premises: January 21, 2013; and (d) Suite 555 Premises: February 1, 2013. Tenant may enter the applicable portion of the Temporary Premises upon Landlord’s tender of such space to Tenant; provided, that Tenant shall first deliver to Landlord evidence that the insurance required under Section 11 of the Original Lease has been obtained. Any such entry shall be on the terms of the Lease, but no Basic Rent or Additional Rent shall accrue during the period that Tenant so enters such portion of the Temporary Premises prior to the applicable effective date for such portion of the Temporary Premises as described in Section 2 above. Tenant shall conduct its activities therein at its risk and expense.

4. Basic Rent.

4.1 Basic Rent for the Suite 210 Premises. The monthly installments of Basic Rent under the Lease for the Suite 210 Premises shall be the following amounts for the following periods of time, beginning on the Suite 210 Effective Date:

		Monthly Installments of
Time Period	Annual Basic Rent Rate Per Rentable Square Foot	Basic Rent for the Suite 210 Premises
Suite 210 Effective Date – Temporary Premises Expiration Date	$22.00	$4,873.00

4.2 Basic Rent for the Suite 520 Premises. The monthly installments of Basic Rent under the Lease for the Suite 520 Premises shall be the following amounts for the following periods of time, beginning on the Suite 520 Effective Date:

		Monthly Installments of
Time Period	Annual Basic Rent Rate Per Rentable Square Foot	Basic Rent for the Suite 520 Premises
Suite 520 Effective Date – Temporary Premises Expiration Date	$22.00	$2,300.83

4.3 Basic Rent for the Suite 560 Premises. The monthly installments of Basic Rent under the Lease for the Suite 560 Premises shall be the following amounts for the following periods of time, beginning on the Suite 560 Effective Date:

		Monthly Installments of
Time Period	Annual Basic Rent Rate Per Rentable Square Foot	Basic Rent for the Suite 560 Premises
Suite 560 Effective Date – Temporary Premises Expiration Date	$22.00	$3,340.33

4.4 Basic Rent for the Suite 555 Premises. The monthly installments of Basic Rent under the Lease for the Suite 555 Premises shall be the following amounts for the following periods of time, beginning on the Suite 555 Effective Date:

		Monthly Installments of
Time Period	Annual Basic Rent Rate Per Rentable Square Foot	Basic Rent for the Suite 555 Premises
Suite 555 Effective Date – Temporary Premises Expiration Date	$22.00	$2,625.33

5. Cosmetic Alterations. Notwithstanding the provisions of Section 8.1 of the Original Lease, with respect only to the Temporary Premises, Tenant shall not be required to obtain Landlord’s consent for repainting, recarpeting, or other alterations, tenant improvements, or physical additions to the Temporary Premises which are cosmetic in nature totaling less than $10,000 in any single instance or series of related alterations performed within a six-month period (provided that Tenant shall not perform any improvements, alterations or additions to the Temporary Premises in stages as a means to subvert this provision), in each case provided that (a) Tenant delivers to Landlord written notice thereof, a list of contractors and subcontractors to perform the work (and certificates of insurance for each such party) and any plans and specifications therefor prior to commencing any such alterations, additions, or improvements (for informational purposes only so long as no consent is required by Landlord as required by this Lease), (b) the installation thereof does not require the issuance of any building permit or other governmental approval, or involve any core drilling or the configuration or location of any exterior or interior walls of the Building, and (c) such alterations, additions and improvements will not affect (1) the Building’s Structure or the Building’s Systems, (2) the provision of services to other Building tenants, or (3) the appearance of the Building’s common areas or the exterior of the Building.

6. Parking. From and after the Suite 210 Effective Date, the Suite 520 Effective Date, the Suite 560 Effective Date and the Suite 555 Effective Date, as applicable, Tenant shall continue to have the parking rights described in the Lease; additionally, Tenant shall receive one parking access card per 500 rentable square feet in the applicable portion of the Temporary Premises, permitting Tenant to use one unreserved parking space in the Parking Area (as defined in Amendment No. 2), per parking access card, at the same rate and on the same terms as contained in Exhibit E of Amendment No. 2. Such additional parking rights shall be effective during the applicable Term with respect to each such portion of the Temporary Premises.

7. Confidentiality. Tenant acknowledges the terms and conditions of the Lease (as amended hereby) are to remain confidential on the same terms and conditions of Section 15 of Amendment No. 1.

8. Condition of Premises. Tenant hereby accepts the Premises in their “AS IS” condition, and Landlord shall have no obligation for any construction or finish-out allowance or providing to Tenant any other tenant inducement.

9. Landlord’s Notice Address. The addresses for notice to Landlord set forth below shall supersede and replace any addresses for notice to Landlord set forth in the Lease.

Landlord:	NOP 301 Congress LP
c/o CommonWealth Partners Management LLC
515 S. Flower Street, 32nd Floor
Los Angeles, California 90071
Attention: Asset Manager—301 Congress
Telephone: 213.629.2100
Facsimile: 213.629.2114

with a copy to:	NOP 301 Congress LP
c/o CommonWealth Partners Management Services, L.P.
301 Congress Avenue, Suite 110
Austin, Texas 78701
Attention: Property Manager
Telephone: 512.320.4141
Facsimile: 512.320.4125

10. Brokerage. Landlord and Tenant each warrant to the other that it has not dealt with any broker or agent in connection with the negotiation or execution of this Amendment other than AQUILA Commercial, LLC and HPI Corporate Services, LLC, whose commissions shall be paid by Landlord pursuant to separate written agreements. Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys’ fees, and other liability for commissions or other compensation claimed by any other broker or agent claiming the same by, through, or under the indemnifying party.

11. Prohibited Persons and Transactions. Tenant acknowledges that the representations and warranties made in Section 20 of Amendment No. 1 remain valid and are remade as of the date of this Amendment.

12. Ratification. Tenant hereby ratifies and confirms its obligations under the Lease, and represents and warrants to Landlord that it has no defenses thereto. Additionally, Tenant further confirms and ratifies that, as of the date hereof, (a) the Lease is and remains in good standing and in full force and effect, (b) Tenant has no claims, counterclaims, set-offs or defenses against Landlord arising out of the Lease or in any way relating thereto or arising out of any other transaction between Landlord and Tenant, and (c) except as provided in Amendment No. 2, all tenant finish-work allowances provided to Tenant under the Lease or otherwise, if any, have been paid in full by Landlord to Tenant, and Landlord has no further obligations with respect thereto.

13. Binding Effect; Governing Law. Except as modified hereby, the Lease shall remain in full effect and this Amendment shall be binding upon Landlord and Tenant and their respective successors and assigns. If any inconsistency exists or arises between the terms of this Amendment and the terms of the Lease, the terms of this Amendment shall prevail. This Amendment shall be governed by the laws of the State in which the Premises are located.

14. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one document. To facilitate execution of this Amendment, the parties hereto may execute and exchange, by telephone facsimile or electronic mail PDF, counterparts of the signature pages. Signature pages may be detached from the counterparts and attached to a single copy of this Amendment to physically form one document.

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Executed as of the date first written above.

LANDLORD:	NOP 301 CONGRESS LP, a Texas limited partnership
	By:	NOP 301 Congress GP LLC, a Delaware limited liability company, its general partner
		By:	National Office Partners LLC, a California limited liability company, its sole member
			By:	CWP Capital Management LLC, a Delaware limited liability company, its manager

				By:	/s/ Joseph A. Corrente
				Name:	Joseph A. Corrente
				Title:	Senior Vice President

TENANT:	WHALESHARK MEDIA, INC., a Delaware corporation

	By:	/s/ Ken Kieley
	Name:	Ken Kieley
	Title:	Senior Vice President, Finance

EXHIBIT A

DEPICTION OF TEMPORARY PREMISES

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EXHIBIT B

CONFIRMATION OF EFFECTIVE DATE

                    , 20

BY FACSIMILE

WhaleShark Media, Inc.

301 Congress Avenue, Suite 700

Austin, TX 78701

Re:	Amendment No. 3 (the “Amendment”) dated January 21, 2013, between NOP 301 CONGRESS LP, a Texas limited partnership (“Landlord”), and WHALESHARK MEDIA, INC., a Delaware corporation (“Tenant”), for the lease of approximately 7,167 square feet of additional space (the “Temporary Premises”) pursuant to the Lease (as defined in and amended by the Amendment). Capitalized terms used herein but not defined shall be given the meanings assigned to them in the Amendment unless otherwise indicated.

Ladies and Gentlemen:

Landlord and Tenant agree as follows:

1. Condition of Temporary Premises. Tenant has accepted possession of the Suite [210/520/560/555] Premises pursuant to the Amendment. Any improvements required by the terms of the Amendment to be made by Landlord have been completed to the full and complete satisfaction of Tenant in all respects, and Landlord has fulfilled all of its duties under the Amendment with respect to such initial tenant improvements. Furthermore, Tenant acknowledges that the Suite [210/520/560/555] Premises are suitable for the Permitted Use (as defined in the Lease).

2. [Suite 210 Effective Date. The Suite 210 Effective Date is                     , 2013.]

3. [Suite 520 Effective Date. The Suite 520 Effective Date is                     , 2013.]

4. [Suite 560 Effective Date. The Suite 560 Effective Date is                     , 2013.]

5. [Suite 555 Effective Date. The Suite 555 Effective Date is                     , 2013.]

6. Ratification. Tenant hereby ratifies and confirms its obligations under the Lease, and represents and warrants to Landlord that it has no defenses thereto. Additionally, Tenant further confirms and ratifies that, as of the date hereof, (a) the Lease is and remains in good standing and in full force and effect, and (b) Tenant has no claims, counterclaims, set-offs or defenses against Landlord arising out of the Lease or in any way relating thereto or arising out of any other transaction between Landlord and Tenant.

7. Binding Effect; Governing Law. Except as modified hereby, the Lease shall remain in full effect and this letter shall be binding upon Landlord and Tenant and their respective successors and assigns. If any inconsistency exists or arises between the terms of this letter and the terms of the Lease, the terms of this letter shall prevail. This letter shall be governed by the laws of the State in which the Premises are located.

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Please indicate your agreement to the above matters by signing this letter in the space indicated below and returning an executed original to us.

Sincerely, COMMONWEALTH PARTNERS MANAGEMENT SERVICES, L.P., on behalf of Landlord

By:
Name:
Title:

Agreed and accepted: WHALESHARK MEDIA, INC., a Delaware corporation

By:
Name:
Title:

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